UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Exchange Act of 1934

January 20, 2004

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE,
5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

On January 20, 2004, Atmos Energy Corporation (the “Company”) announced in a news release that it and three other utility partners have completed the sale of their interests in the general partnership and limited partnerships in Heritage Propane Partners, L.P. for $130 million. Atmos Energy will receive approximately $24.7 million and will record a $4.4 million pretax book gain in its 2004 second quarter. The sale, part of a larger transaction that involved the merging of privately held Energy Transfer Company with Heritage Propane Partners, was announced in November 2003. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety into this Item 5.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	News Release dated January 20, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: January 22, 2004	By:	/s/ F.E. MEISENHEIMER
F.E. Meisenheimer
Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	News Release dated January 20, 2004